EXHIBIT 10.61

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402		Security Agreement

Dated as of December 10, 2002 Contract Number 56101-700

Name and Address of Debtor:
Medtox Scientific, Inc. 402 West County Road D St. Paul, MN 55112	Medtox Laboratories, Inc. 402 West County Road D St. Paul, MN 55112	Medtox Diagnostics, Inc. 1238 Anthony Road Burlington, NC 27215

1. Security Interest and Collateral.  To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Wells Fargo Equipment Finance, Inc. (“Secured Party”) (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is currently contemplated by the Debtor and Secured Party, whether any documents evidencing it refer to the Security Agreement, and whether it is or may be direct or indirect, due or to become due, absolute or contingent primary or secondary, liquidated or unliquidated, or joint, several or joint and several;  all such debts, liabilities and obligations being herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (herein call the “Security Interest”) in the following property (herein called the “Collateral”):

The Equipment described on Schedule A attached hereto and made a part hereof:

together with all substitutions and replacements for and products of the Collateral, all proceeds, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with the Collateral.

2. Representations, Warranties and Agreements. Debtor represents warrants and agrees that:

(a) Authorization. If Debtor is a corporation, a partnership or a limited liability company, the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Debtor and will not violate any provision of the Debtor’s articles of incorporation or bylaws, partnership agreement or articles of organization or management agreement, as the case may be.

(b) Office Location. Debtor’s chief executive office (if Debtor is a corporation, a partnership or a limited liability company) is located at the address for Debtor shown above: Debtor will not change the location of its chief executive office or his/her residence, as the case may be, without first giving Secured Party at least 10 days prior written notice of the new location.

(c) Business Purpose; Lawful Use. The Equipment will be used primarily for business purposes as opposed to personal, family or household purposes. Debtor will comply with all laws and regulations applicable to the Equipment and its use.

3. Additional Representations, Warranties and Agreements. Debtor represents warrants and agrees that:

(a) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and will defend the Collateral against all claims or demands of all persons other than Secured Party.  Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party. If Debtor is a corporation, this Agreement has been duly and validly authorized by all necessary corporate action, and, if Debtor is a partnership or a limited liability company, the partner(s) or manager(s) executing this Agreement has (have) authority to act for the partnership or the limited liability company.

(b) Debtor will not permit any Collateral to be located in any state (and, if county filing is required, in any county) in which the financing statement covering such

Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c) Debtor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest;  (iv) at al/ reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtors books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning Debtor’s business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral; (vii) at all times keep all Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest, (viii) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xii) not permit any - Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments. and the procurement of repairs, transportation or insurance);  and except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreement or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by Secured Party of such agreements of Debtor. Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3.

4. Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and aIl moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all.

See attached Annex A for signatures.